Exhibit 99.1

Zedge Announces Record Results in Second Fiscal Quarter

●	Company reports revenue of $5.3 Million; Net income of $2.3 million; EPS of $0.17; EBITDA[1] of $2.9 million; and Monthly Active Users[2] (MAU) of 35.4 million;

●	Raises full-year fiscal 2021 revenue guidance to growth of 75-80%

New York, NY – March 15, 2021: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leading global developer of mobile phone personalization and entertainment apps, today announced results for its fiscal second quarter ended January 31, 2021.

“Our team executed superbly, and their dedication and commitment fueled an amazing second quarter and first half of the year,” said Jonathan Reich, chief executive officer. “Our existing initiatives, coupled with seasonal strength in year-end ad spend, drove record revenue, operating margins, EPS, EBITDA1 and cash flow from operations, among other metrics.

“From a product perspective, our team completed the rollout of our new content management system, setting the foundation for the next phase of our growth strategy by enabling us to introduce new features and enhancements, including overhauling user accounts, and introducing social and community features as well as search and discovery. We expect these will improve customer engagement and retention, especially in well-developed markets, and accelerate adoption of Zedge Premium, our marketplace for artists.

“The Shortz beta is progressing well with the recent introduction of an ad-supported model, enabling customers to read as many stories as they like simply by watching rewarded ads. Last week, we started rolling out Shortcastz, which are high production value podcasts of our stories. We’re excited by the possibilities that short form audio brings to the app and look forward to seeing how users interact with the content.”

Fiscal Second Quarter Highlights

●	Revenue increased 101.0% to a record $5.3 million versus $2.6 million last year;

●	Active subscriptions[2] and subscription revenue increased 138.6% and 151.2%, respectively, versus last year;

●	Record operating income and operating margin of $2.5 million and 47.4%, respectively, versus $0.1 million and 3.0%, respectively, last year;

[1]	Throughout this release, EBITDA is a Non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of EBITDA and reconciliations to the most directly comparable GAAP measure.

[2]	We use the following business metrics in the tables below because we believe they are useful in evaluating Zedge as an investment.

●	Zedge Premium Gross Transaction Value is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe that this metric will help investors evaluate the progress we are making in growing this part of our business;

●	Total installs, is a measure of the cumulative number of times the Zedge – Wall Papers and Ringtones app has been downloaded since inception;

●	Monthly active users, or MAU, is useful for evaluating consumer engagement with our app which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base;

●	Average Revenue Per Monthly Active User, or ARPMAU, is a useful statistic in evaluating how well we are monetizing our user-base;

●	The term Active Subscriptions is replacing “paid subscriptions” due to changes made by Google Play with respect to how they calculate subscriptions.

●	Record net income and diluted earnings per share of $2.3 million and $0.17, respectively, versus $0.1 million and $0.01, respectively, last year;

●	Cash flow from operations increased 296.9% to a record $2.3 million versus $0.6 million last year;

●	EBITDA[1] was $2.9 million versus $0.5 million last year;

●	Monthly active users[2] (MAU) increased by 3.3% versus last year;

●	Zedge Premium Gross Transaction Value[2] (GTV) increased 7.1% versus last year.

Select Financial Metrics: Fiscal 2021 versus Fiscal 2020 as of 1/31/21

(in $M except for EPS)	Q221	Q220	Change	YTD 2021		YTD 2020	Change
Total Revenue	$5.3	$2.6	101.0%	$9.1		$4.7	94.1%
Advertising Revenue	$4.4	$2.3	94.6%	$7.4		$3.9	88.0%
Subscription Revenue	$0.8	$0.3	151.2%	$1.5		$0.5	175.8%
Other Revenue	$0.1	$0.1	73.8%	$0.2		$0.2	5.5%
Operating Income (Loss)	$2.5	$0.1	3087%	$3.6		$(0.7)	nm
Operating Margin	47%	3%		40%		-14%
Net Income (Loss)	$2.3	$0.1	2178%	$3.3		$(0.7)	nm
Diluted Earnings (Loss) Per Share	$0.17	$0.01	1600%	$0.26	*	$(0.07)	nm
EBITDA[1]	$2.9	$0.5	535.3%	$4.3		$0.2	2571%
Cash Flow from Operations	$2.3	$0.6	296.9%	$3.8		$0.9	306.6%
Zedge Premium - Gross Transaction Value[2] (GTV)	$0.21	$0.20	7.1%	$0.42		$0.39	7.7%

NM = not measurable/meaningful; *may not add up due to rounding

Select Business Metrics[2]: 2nd Quarter Fiscal 2021 versus Fiscal 2020
(in MM except for ARPMAU and where noted)	Q221	Q220	Change
Total Installs - Cumulative	482.0	423.9	13.7%
MAU	35.4	34.3	3.3%
Well-developed Markets	9.5	11.3	-15.6%
Emerging Markets	25.9	23.0	12.6%
ARPMAU	$0.049	$0.026	87.7%
Active Subscriptions[2] (in 000s)	711	298	138.6%

Trended Financial Information:
(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q120	Q220	Q320	Q420	Q121	Q221	FY 2019	FY 2020	YTD FY 2021
Total Revenue	$2.0	$2.6	$2.1	$2.7	$3.8	$5.3	$8.8	$9.5	$9.1
Advertising Revenue	$1.7	$2.3	$1.5	$2.0	$3.0	$4.4	$7.9	$7.4	$7.4
Subscription Revenue	$0.2	$0.3	$0.5	$0.6	$0.7	$0.8	$0.2	$1.6	$1.5
Other Revenue	$0.2	$0.1	$0.1	$0.1	$0.1	$0.1	$0.7	$0.5	$0.2
Operating Income (loss)	$(0.7)	$0.1	$(0.1)	$0.4	$1.1	$2.5	$(2.9)	$(0.4)	$3.6
Net Income (loss)	$(0.8)	$0.1	$(0.3)	$0.5	$1.0	$2.3	$(3.3)	$(0.6)	$3.3
Diluted Earnings (Loss) Per Share	$(0.08)	$0.01	$(0.03)	$0.04	$0.08	$0.17	$(0.33)	$(0.05)	$0.26	*
EBITDA[1]	$(0.3)	$0.5	$0.0	$0.8	$1.4	$2.9	$(1.7)	$1.0	$4.3
Cash Flow from Operations	$0.4	$0.6	$0.7	$0.5	$1.5	$2.3	$0.1	$2.1	$3.8
Zedge Premium – GTV[2]	$0.19	$0.20	$0.15	$0.19	$0.21	$0.21	$0.49	$0.73	$0.42
MAU[2]	29.7	34.3	28.8	31.9	32.4	35.4	na	na	na
Well-developed Markets	10.0	11.3	9.0	9.6	9.2	9.5	na	na	na
Emerging Markets	19.7	23.0	19.8	22.3	23.2	25.9	na	na	na
ARPMAU[2]	$0.021	$0.026	$0.022	$0.028	$0.036	$0.049	na	na	na
Active Subscriptions[2] (in 000s)	200	298	399	504	609	711	134	504	711

NM = not measurable/meaningful; *may not add up due to rounding

Fiscal 2021 Commentary

“Based on our strong first half performance and improved year-over-year outlook for the second half, we are raising our fiscal 2021 expectations for revenue growth to 75% to 80%, even in light of the traditionally seasonally weaker third and fourth quarters,” concluded Reich.

Earnings Announcement and Supplemental Information

Zedge’s earnings release will be filed on Form 8-K and posted on the Zedge investor relations website (http://investor.zedge.net) at approximately 4:10 p.m. Eastern on March 15, 2021.

Zedge’s management will host an earnings conference call beginning at 4:30 p.m. Eastern. Management’s presentation of the results, outlook and strategy will be followed by a Q&A with investors.

To participate in the call, please dial Toll Free 888-506-0062 or International: 973-528-0011 at least five minutes before the 4:30PM Eastern start and ask for the Zedge earnings conference call.

The call will also be webcast through the following link: https://www.webcaster4.com/Webcast/Page/2205/39894 & will be live through Tuesday, June 15, 2021.

Following the call and continuing through Monday, March 29, 2021 a call replay will be available by dialing Toll Free: 877-481-4010 or International: 919-882-2331 and entering the replay access code: 39894

About Zedge

Zedge is a leading app developer focusing on mobile phone personalization and entertainment. With approximately 482 million organic installs and 35 million monthly active users, “Zedge Wallpapers and Ringtones” is all about personal identity. We’re the hub for self-expression used by millions for mobile phone personalization, social content and fandom art. Our app enables consumers to showcase who they are, what they like, and amplify their persona. Zedge Premium, our marketplace, enables content creators, ranging the gamut from world class celebrities to emerging artists, to display their talent and sell their content to our users. “Shortz – Chat Stories by Zedge” offers serialized, short-form fiction stories delivered as text-messaging conversations and soon to be available as mini-podcasts. Our apps run on our flexible and proven state-of-the-art digital publishing platform. For more information, visit https://www.zedge.net.

Forward Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel

Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

ZEDGE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	January 31,	July 31,
	2021	2020
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$13,608	$5,111
Trade accounts receivable, net of allowance for doubtful accounts of $0 at January 31, 2021 and July 31, 2020	2,908	1,407
Prepaid expenses	195	123
Other current assets	66	113
Total current assets	16,777	6,754
Property and equipment, net	2,308	2,584
Goodwill	2,329	2,196
Other assets	371	471
Total assets	$21,785	$12,005
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$275	$290
Insurance premium loan payable	81	-
Accrued expenses and other current liabilities	1,541	1,210
Deferred revenues	1,712	1,338
Total current liabilities	3,609	2,838
Loans Payable	218	218
Other liabilities	-	64
Total liabilities	3,827	3,120
Commitments and contingencies (Notes 8 and 11)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at January 31, 2021 and July 31, 2020	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 12,916 shares issued and 12,858 shares outstanding at January 31, 2021, and 11,788 shares issued and 11,749 shares outstanding at July 31, 2020	129	118
Additional paid-in capital	31,284	25,725
Accumulated other comprehensive loss	(879)	(1,085)
Accumulated deficit	(12,479)	(15,802)
Treasury stock, 58 shares at January 31, 2021 and 40 shares at July 31, 2020, at cost	(102)	(76)
Total stockholders’ equity	17,958	8,885
Total liabilities and stockholders’ equity	$21,785	$12,005

ZEDGE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2021	2020	2021	2020
Revenues	$5,314	$2,644	$9,076	$4,677
Costs and expenses:
Direct cost of revenues (exclusive of amortization of capitalized software and technology development costs included below)	313	308	617	636
Selling, general and administrative	2,159	1,894	4,165	3,839
Depreciation and amortization	324	363	683	868
Income (loss) from operations	2,518	79	3,611	(666)
Interest and other income, net	5	5	5	5
Net gain (loss) resulting from foreign exchange transactions	74	17	34	(39)
Income (loss) before income taxes	2,597	101	3,650	(700)
Provision for income taxes	319	1	327	1
Net Income (loss)	2,278	100	3,323	(701)
Other comprehensive income (loss):
Changes in foreign currency translation adjustment	365	(8)	206	(151)
Total other comprehensive income (loss)	365	(8)	206	(151)
Total comprehensive income (loss)	$2,643	$92	$3,529	$(852)
Income (loss) per share attributable to Zedge, Inc. common stockholders:
Basic	$0.18	$0.01	$0.27	$(0.07)
Diluted	$0.17	$0.01	$0.26	$(0.07)
Weighted-average number of shares used in calculation of income (loss) per share:
Basic	12,633	10,229	12,412	10,212
Diluted	13,431	10,615	12,949	10,212

ZEDGE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

(unaudited)

	Six Months Ended
	January 31,
	2021	2020

Operating activities
Net income (loss)	$3,323	$(701)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	683	868
Stock-based compensation	389	296
Change in assets and liabilities:
Trade accounts receivable	(1,500)	102
Prepaid expenses and other current assets	156	243
Other assets	36	(13)
Trade accounts payable and accrued expenses	299	(208)
Deferred revenue	375	338
Net cash provided by operating activities	3,761	925
Investing activities
Capitalized software and technology development costs and purchase of equipment	(401)	(417)
Net cash used in investing activities	(401)	(417)
Financing activities
Proceeds from sales of Class B Common Stock	5,000	275
Payment of issuance costs	(215)	-
Repayment of insurance premium loan payable	(100)	(78)
Proceeds from exercise of stock options	396	4
Purchase of treasury stock in connection with restricted stock vesting	(26)	(29)
Net cash provided by financing activities	5,055	172
Effect of exchange rate changes on cash and cash equivalents	82	(37)
Net increase in cash and cash equivalents	8,497	643
Cash and cash equivalents at beginning of period	5,111	1,609
Cash and cash equivalents at end of period	$13,608	$2,252

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$1	$1
Cash payments made for interest expenses	$2	$2
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Note payable issued for insurance premium financing	$181	$-

Use of EBITDA as a Non-GAAP Measure

EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization. EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that EBITDA is useful in evaluating our core operating results. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of EBITDA to Net Income Loss)	Q120	Q220	Q320	Q420	Q121	Q221	FY 2019	FY 2020	YTD FY 2021
Net Income (Loss)	$(0.8)	$0.1	$(0.3)	$0.5	$1.0	$2.3	$(3.3)	$(0.6)	$3.3
Excluding:
Interest and other income (expense), net	$0.0	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$0.2	$(0.0)	$(0.0)
Provision for income taxes	$0.0	$0.0	$0.0	$0.0	$0.0	$0.3	$0.0	$0.0	$0.3
Depreciation and amortization	$0.5	$0.4	$0.3	$0.4	$0.4	$0.3	$1.4	$1.6	$0.7
EBITDA	$(0.3)	$0.5	$0.0	$0.8	$1.4	$2.9	$(1.7)	$1.0	$4.3